SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549
                                 Form 8-K

                             CURRENT  REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                             June 20, 2005
                             --------------
              Date of Report (Date of earliest event reported)


                          CIMBIX  CORPORATION
                    --------------------------------
           (Exact name of registrant as specified in its charter)


WASHINGTON                                   91-2060082
----------                                    ----------
(State of incorporation                   (I.R.S. Employer
or organization)                          Identification No.)

                      	SEC File No.  000-49955

SUITE 112, 5415 CAMERON STREET
      LAS VEGAS, NEVADA                     89118
----------------------------              ---------
(Address of principal executive offices)  (Zip Code)

                            415-924-9164
                            ------------
          Registrant's telephone number, including area code

ITEM  8.     OTHER  EVENTS

Cimbix Corporation (the "Company" or the "Registrant") is in the process of issuing up to 1,250,000 shares of its Common Stock, $0.0001 par value per share, in consideration for approximately $250,000 pursuant to private placement subscription agreements. The Company is claiming an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Company is in the early stages of its development, and the money raised by the private placement will enable it to facilitate and exploit its exclusive worldwide license agreement with PetsMobility Network (Canada) Inc. ("PetsMobility") to market and distribute their wireless communication device known as the PETsCELL (TM) and other technology products developed by PetsMobility under the PetsMobility brand. The Company intends to use some of the funds raised from the subscriptions for research and development, marketing and promotion, securing professional advisors, hiring full time staff and for general working capital for the Company.


                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CIMBIX CORPORATION

DATE:   June 21, 2005
                                        By:  /s/ DONALD WALKER
                                            -----------------------
                                             DONALD WALKER
                                             President, Director